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                                                                    EXHIBIT 23.3



               CONSENT OF MCCUTCHEN, DOYLE, BROWN & ENERSEN, LLP



We consent to the references to the name of our firm under the caption "Legal Matters" in the Registration Statement (Form F-1) and related Prospectus of CommTouch Software Ltd. for the registration of 3,000,000 shares of its Ordinary Shares.



                                           MCCUTCHEN, DOYLE, BROWN & ENERSEN LLP



Palo Alto, California


June 3, 1999